UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                     November 23, 2004 (November 19, 2004)


                           Newcastle Investment Corp.
                ------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


    Maryland                        001-31458                81-0559116
----------------                  ------------              ---------------
(State or other                   (Commission               (IRS Employer
jurisdiction of                   File Number)            Identification No.)
incorporation)


1251 Avenue of the Americas, 16th Floor, New York, NY           10020
-----------------------------------------------------   ---------------------
      (Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code   (212) 798-6100
                                                     --------------


                                 Not Applicable
                ------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER
           AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         On November 19, 2004, Newcastle Investment Corp. closed a three year term financing of a portion of its residential mortgage loan portfolio. The aggregate amount of financing initially provided by the lender is approximately $574.1 million and is subject to adjustment monthly based on the agreed upon market value of the loan portfolio. The terms of the financing provide for interest to be paid monthly at a blended, floating rate equal to one-month LIBOR plus approximately 15 basis points. The lender received an upfront structuring fee equal to 3 basis points per annum for the term of the facility.

         Simultaneous with the closing of the term financing, the outstanding balance of the existing related repurchase agreements, and any accrued interest thereon, was repaid in full.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              Newcastle Investment Corp.
                                              (Registrant)


Date:  November 23, 2004                      By:  /s/ Randal A. Nardone
                                                   ------------------------
                                                   Name:   Randal A. Nardone
                                                   Title:  Secretary